Exhibit (m)(14)(ii)

SECOND AMENDMENT TO

SHAREHOLDER SERVICES AGREEMENT

This Second Amendment to the Shareholder Services Agreement (“Amendment”) is entered into as of April 27, 2016 by and among GMO Series Trust (“Company”) and MSCS Financial Services Division of Broadridge Business Process Outsourcing, LLC (f/k/a MSCS Financial Services, LLC) (the “Service Provider”).

WHEREAS, the parties entered into a Shareholder Services Agreement, dated March 19, 2014 and as subsequently amended (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement to revise and incorporate certain provisions contained within the Agreement as more particularly provided below.

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Amendments. The Agreement is amended as more particularly provided below.

a. Schedule A. The existing Schedule A to the Agreement shall be deleted in its entirety and replaced with the enclosed Schedule A.

b. Schedule C. The existing Schedule C to the Agreement shall be deleted in its entirety and replaced with the enclosed Schedule C.

2. Recitals Incorporated; Definitions

The foregoing recitals are true and correct and by this reference are incorporated herein. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3. Continuing Provisions of the Agreement

Except as otherwise specifically set forth in this Amendment, all other terms of the Agreement, including all other Schedules and Exhibits, shall remain unchanged and continue in full force and effect.

4. Counterparts Signatures

This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. All counterpart signatures shall be construed together and shall constitute one agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first above written.

GMO Series Trust (on behalf of the portfolios separately and not jointly)*		MSCS Financial Services Division of Broadridge Business Process Outsourcing, LLC (f/k/a MSCS Financial Services, LLC)

By:	/s/ Megan Bunting	By:	/s/ Christine Dawson
Name:	Megan Bunting	Name:	Christine Dawson
Title:	V.P. and Assistant Clerk	Title:	Senior Vice President

Date:	5/19/16	Date:	5/17/16

*	GMO Series Trust is a Massachusetts business trust and a copy of the Agreement and Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts. Notice is hereby given that this Agreement is executed on behalf of the Trustees of GMO Series Trust and not individually, and that the obligations of or arising out of this Agreement with respect to each series of GMO Series Trust are not binding upon any of the Trustees or shareholders individually, but are binding upon the assets and property of that series.

SCHEDULE A

THE FUNDS

FUND	Share Class	CUSIP #	12b-1 Fee
GMO Benchmark Free Allocation Series Fund R4	R4	380131417	25
GMO Benchmark Free Allocation Series Fund R5	R5	380131391	10
GMO Benchmark Free Allocation Series Fund R6	R6	380131383	0
GMO Core Plus Bond Series Fund R4	R4	380131649	25
GMO Core Plus Bond Series Fund R5	R5	380131631	10
GMO Core Plus Bond Series Fund R6	R6	380131623	0
GMO Emerging Country Debt Series Fund R4	R4	380131573	25
GMO Emerging Country Debt Series Fund R5	R5	380131565	10
GMO Emerging Country Debt Series Fund R6	R6	380131557	0
GMO Emerging Countries Series Fund R4	R4	380131672	25
GMO Emerging Countries Series Fund R5	R5	380131664	10
GMO Emerging Countries Series Fund R6	R6	380131656	0
GMO Foreign Fund Series Fund R4	R4	380131714	25
GMO Foreign Fund Series Fund R5	R5	380131698	10
GMO Foreign Fund Series Fund R6	R6	380131680	0
GMO Global Asset Allocation Series Fund R4	R4	380131441	25
GMO Global Asset Allocation Series Fund R5	R5	380131433	10
GMO Global Asset Allocation Series Fund R6	R6	380131425	0
GMO Global Equity Allocation Series Fund R4	R4	380131474	25
GMO Global Equity Allocation Series Fund R5	R5	380131466	10
GMO Global Equity Allocation Series Fund R6	R6	380131458	0
GMO International Developed Equity Allocation Series Fund R4	R4	380131375	25
GMO International Developed Equity Allocation Series Fund R5	R5	380131367	10
GMO International Developed Equity Allocation Series Fund R6	R6	380131359	0
GMO International Equity Allocation Series Fund R4	R4	380131516	25
GMO International Equity Allocation Series Fund R5	R5	380131490	10
GMO International Equity Allocation Series Fund R6	R6	380131482	0
GMO Quality Series Fund R4	R4	380131409	25
GMO Quality Series Fund R5	R5	380131508	10
GMO Quality Series Fund R6	R6	380131607	0
GMO SGM Major Markets Series Fund R4	R4	380131342	25
GMO SGM Major Markets Series Fund R5	R5	380131334	10
GMO SGM Major Markets Series Fund R6	R6	380131326	0
GMO U.S. Equity Allocation Series Fund R4	R4	380131102	25
GMO U.S. Equity Allocation Series Fund R5	R5	380131201	10
GMO U.S. Equity Allocation Series Fund R6	R6	380131300	0

SCHEDULE C

LIST OF CLIENTS WITH APPLICABLE GMO FUND

CLIENT	GMO FUND
HSA Bank Mosaic HSA	GMO Benchmark-Free Allocation Series Fund R6

UA Locals No. 375 & 367 Supplemental Pension Plan	GMO Benchmark-Free Allocation Series Fund R6

Minnesota Life	GMO Benchmark-Free Allocation Series Fund R6

Texas Prepaid	GMO Global Asset Allocation Fund

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